EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Policy Management Systems Corporation on Form S-8 of our report dated February 9, 1999, on our audits of the financial statements of Policy Management Systems Corporation as of December 31, 1998 and 1997, and for the three years in the period ended December 31, 1998, which report is included in the Company's 1998 Annual Report on Form 10-K.




                           PricewaterhouseCoopers  LLP

Atlanta,  Georgia
May  10,  1999